U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A1

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2007

TRACKPOWER, INC.

(Exact name of small business issuer as specified in its charter)

Wyoming (State or other jurisdiction of incorporation)	000-28506 (Commission File Number)	13-3411167 (IRS Employer Identification No.)

67 Wall Street

New York, NY 10005

(Address of principal executive offices)

(212) 804-5704

(Issuer's Telephone Number)

Item 4.01 Change in Registrant’s Certifying Accountant

Effective June 1, 2007, the firm of Mintz & Partners LLP, Chartered Accountants (“Mintz”), our independent accountant who audited our financial statements for our fiscal years ending February 29, 2006, and February 28, 2005 and 2004, was dismissed. Our Board of Directors authorized this action. Mintz had audited our financial statements for the fiscal years ended February 29, 2006 and February 28, 2005 and 2004, and reviewed our financial statements for the relevant interim periods.

In connection with the audit of our financial statements as of and for the fiscal years ended February 29, 2006, and February 28, 2005 and 2004, and for the subsequent interim period through June 1, 2007, there were no disagreements with Mintz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Mintz, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

The audit report of Mintz on our financial statements as of and for the years ended February 29, 2006 and February 28, 2005, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At February 28, 2006 the Company had a working capital deficit of $1,795,633, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans in regard to these matters are also discussed in note 1.”

We have requested that Mintz furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.2.

In addition, effective June 1, 2007, we retained the firm of Rotenberg & Co., LLP of Rochester, NY ("Rotenberg”), to audit our financial statement for our fiscal year ending February 28, 2007, and include such report as part of our annual report on Form 10-KSB for our fiscal year ending February 28, 2007. This change in independent accountants was approved by our Board of Directors. There were no consultations between us and Rotenberg prior to their appointment.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

16.2	Letter from Mintz & Partners LLP, Chartered Accountants

99.1	Press Release Advising of Change in Certified Public Accountant

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 20, 2007	TRACKPOWER, INC. (Registrant) By: s/John G. Simmonds John G. Simmonds, Chief Executive Officer